Exhibit 10.1

AMENDMENT AND RESTATED LEASE AGREEMENT

THIS LEASE AMENDMENT (the “Amendment”) made this 5th day of April, 2005, between Penn National Gaming, Inc., a Pennsylvania corporation, hereinafter called “Tenant”, having its principal place of business at 825 Berkshire Blvd., Suite 200 and Wyomissing Professional Center III, Limited Partnership, a Pennsylvania limited partnership, hereinafter called “Landlord”, having its principal place of business at 825 Berkshire Blvd. Suite 203 Wyomissing, Pennsylvania 19610.

WITNESSETH:

The Tenant and the Landlord have executed a Lease Agreement which includes Exhibits “A” and “B”, and Lease Amendments, relating to Leased Premises located at 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND HEREBY and in consideration of the mutual covenants set forth herein, the Landlord, and Tenant agree as follows:

1.               Incorporation.  The recitals set forth above are incorporated herein by reference.

2.               Amendment.  This Amendment is an amendment to and shall be deemed an integral part of the Lease except to the extent to which the provisions of this Amendment modify the provisions of the Lease.  The provisions of the Lease shall remain in full force and effect.

3.               Defined Terms.  All capitalized terms used in this Amendment without definition which are defined in the Lease shall have the meanings set forth in the Lease.

4.               Leased Premises.  The amended Leased Premises shall be restated to be 10,145 square feet of rentable and 9,058 square feet of usable floor area.

5.               Fixed Annual Minimum Rent:  The Annual Minimum Rent for the Extension Period, as defined in Section 7 below, shall be as shown on attached Schedule “A6-1”.

6.               Effective Date.  The effective date for Tenant’s increased space and rental payments shall be April 1, 2005.

7.               Term of Lease.  The Lease shall be extended for an additional period of seven (7) years beginning on April 1, 2005 and ending on March 31, 2012 (the “Extension Period”).

8.               Construction of Improvements and Reimbursement of Costs Incurred.  Tenant shall contract with Landlord’s contractor for the construction of improvements to the Leased Premises. All such work shall be bid and performed by Landlord’s contractor on an open book basis and billed at the rate of the subcontractor’s or supplier’s cost plus a total of 15% for construction management fee, overhead, and builder’s profit and be subject to the approval of a budget prior to the commencement of any work. In the first draw request submitted for the improvements, Tenant shall reimburse Landlord the amount of $123,563.69 for third-party architectural, engineering and related costs previously incurred in designing alternate space in a to-be-built adjacent attached building previously considered by Tenant.

9.               Binding effect.  This Amendment shall be binding upon, and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant have caused this Amendment of Lease Terms to be duly executed this 5th day of April, 2005.

THIS LEASE MUST BE EXECUTED FOR TENANT, IF A CORPORATION, BY THE PRESIDENT OR VICE PRESIDENT AND ATTESTED BY THE SECRETARY OR ASSISTANT SECRETARY, UNLESS THE BY-LAWS OR A RESOLUTION OF THE BOARD OF DIRECTORS SHALL OTHERWISE PROVIDE, IN WHICH EVENT A CERTIFIED COPY OF THE BY-LAWS OR RESOLUTION, AS THE CASE MAY BE, MUST BE FURNISHED TO LANDLORD.

LANDLORD:

Wyomissing Professional Center II, Limited Partnership, a Pennsylvania limited partnership, by its General Partner, Wyomissing Professional Center II, Inc.

		By:	/s/ Stephen J. Najarian
Stephen J. Najarian, President

TENANT:

Penn National Gaming, Inc., a Pennsylvania corporation

WITNESS:

By:	/s/ Susan M. Montgomery	By:	/s/ Robert S. Ippolito

Name:	Susan M. Montgomery	Name:	Robert S. Ippolito

		Title:	Vice President, Secretary and Treasurer

SCHEDULE “A6-1”

ANNUAL MINIMUM RENT – EXTENSION PERIOD

Square Feet (SF):	10,145
Minimum Rent per SF Yr 1:	$13.50
Annual Escalation:	3.0%

					Annual Rent
	Lease	Rentable	Minimum	Monthly	(the "Annual
Period	Year	SF	Rent per SF	Min Rent	Minimum Rent")
4/1/05-3/31/06	11	10,145	$13.50	$11,413.13	$136,957.50
4/1/06-3/31/07	12	10,145	$13.91	$11,755.52	$141,066.23
4/1/07-3/31/08	13	10,145	$14.32	$12,108.18	$145,298.21
4/1/08-3/31/09	14	10,145	$14.75	$12,471.43	$149,657.16
4/1/09-3/31/10	15	10,145	$15.19	$12,845.57	$154,146.87
4/1/10-3/31/11	16	10,145	$15.65	$13,230.94	$158,771.28
4/1/11-3/31/12	17	10,145	$16.12	$13,627.87	$163,534.42